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                                                                     EXHIBIT 4.9


                             CERTIFICATE OF TRUST
                                       OF
                         MATRIX BANCORP CAPITAL TRUST I


          THIS CERTIFICATE OF TRUST OF MATRIX BANCORP CAPITAL TRUST I (the "Trust"), dated as of May 26, 1999, is being duly executed and filed by WILMINGTON TRUST COMPANY, a Delaware banking corporation, as Delaware trustee, and Richard V. Schmitz, David W. Kloos and D. Mark Spencer, Each an individual, as administrative trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. (S)(S) 3801 et seq.)
              ---- --             -- ----

          1. NAME. The name of the business trust formed hereby is Matrix Bancorp Capital Trust I.

          2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust in the State of Delaware are Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, New Castle County, Delaware 19890-0001, Attention: Corporate Trust Administration.

          3. EFFECTIVE DATE. This Certificate of Trust shall be effective upon the date and timing of filing.

          4. COUNTERPARTS. This Certificate of Trust may be executed in one or more counterparts.

          IN WITNESS WHEREOF, the undersigned, being the sole trustees of the Trust, have executed this Certificate of Trust as of the date first above written.

                                WILMINGTON TRUST COMPANY,
                                as Delaware trustee


                                /s/ Jill K. Morrison
                                ---------------------------------
                                Name:  Jill K. Morrison
                                Title:  Administrative Account Manager


                                /s/ Richard V. Schmitz
                                ---------------------------------
                                Richard V. Schmitz, Administrative Trustee


                                /s/ David W. Kloos
                                ---------------------------------
                                David W. Kloos, Administrative Trustee


                                /s/ D. Mark Spencer
                                ---------------------------------
                                D. Mark Spencer, Administrative Trustee